Exhibit 10e(i)
AMENDMENT NO. 1
TO
KAMAN CORPORATION
CASH BONUS PLAN

(As Amended and Restated as of January 1, 2008)

WHEREAS, Kaman Corporation (the "Company") has previously adopted a Cash Bonus Plan (Amended and Restated as of January 1, 2008 (the "Plan"); and

WHEREAS, the Company’s Board of Directors desires to correct a mistake in the terms of Section 6 of the Plan which fails to properly describe one of the performance metrics that has been applicable to Corporate participants in the Plan consistently since the 2004 Award Year;

NOW THEREFORE, the Plan is amended as follows:

1.	Performance Objectives for Corporate Participants

a.           All references to “pre-tax profits” or “consolidated pre-tax profits” in Section 6 of the Plan are hereby deleted and replaced with the words “fully diluted earnings per share”.

2.	Effective Date. This Amendment shall take effect beginning with the 2011 Award Year.

3.	Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

4.	Full Force and Effect. Except as modified and amended by this document, the Plan remains in full force and effect.

IN WITNESS WHEREOF, Kaman Corporation has caused this Amendment No. 1 to be executed as of February 22, 2011.

ATTEST:		KAMAN CORPORATION

/s/ Candace A. Clark	By:	/s/ William C. Denninger
Candace A. Clark		William C. Denninger
Its: Secretary		Its:	Senior Vice President and Chief Financial Officer